                        BIOMATRIX, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                 (in millions, except share and par value data)

                                                                  September 30,       December 31,
                                                                           2000               1999
                                                                           ----               ----
     ASSETS
Current assets:
   Cash and cash equivalents ......................................    $   46.7            $  35.0
   Accounts receivable, less allowance for doubtful accounts ......        12.6               10.1
   Inventory, at lower of cost or market ..........................         8.2                8.5
   License fees receivable ........................................         1.6             --
   Prepaid expenses and other current assets ......................         4.2                3.2
                                                                       --------            -------

          Total current assets ....................................        73.3               56.8

Property, plant and equipment, net ................................        39.7               41.3
Other assets ......................................................         0.8                0.9
                                                                       --------            -------

          Total assets ............................................    $  113.8            $  99.0
                                                                       ========            =======

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...............................................    $    3.4            $   1.3
   Accrued expenses ...............................................         7.0                8.0
   Notes payable - current ........................................         0.9                0.6
                                                                       --------            -------

           Total current liabilities ..............................        11.3                9.9

Notes payable - long term .........................................        11.1               11.9
                                                                       --------            -------

           Total liabilities ......................................        22.4               21.8
                                                                       --------            -------

Commitments and contingent liabilities

Shareholders' equity:
   Preferred stock, 3,000 shares authorized; none issued ..........      --                 --
   Common stock, $.0001 par value; 60,000,000 shares authorized;
     23,695,659 and 23,374,366 issued and 23,603,365 and
     23,282,072 outstanding in 2000 and 1999, respectively ........         0.0                0.0
   Additional paid-in capital .....................................        84.6               82.7
   Notes receivable - related parties .............................       (14.7)             (14.0)
   Retained earnings ..............................................        24.3               10.9
   Accumulated other comprehensive loss ...........................        (1.9)              (1.5)
   Treasury stock, 92,294 shares of common stock at cost ..........        (0.9)              (0.9)
                                                                       --------            -------

           Total shareholders' equity .............................        91.4               77.2
                                                                       --------            -------

          Total liabilities and shareholders' equity ..............    $  113.8            $  99.0
                                                                       ========            =======

                     The accompanying notes are an integral
            part of the condensed consolidated financial statements.

                        BIOMATRIX, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                 (in millions, except share and per share data)



                                                             Three Months Ended                 Nine Months Ended
                                                                September 30,                     September 30,
                                                         ----------------------------      ----------------------------

                                                                2000             1999             2000             1999
                                                                ----             ----             ----             ----

Revenues:
Net product sales ..................................     $      20.8      $      18.1      $      57.3      $      52.7
Income from licenses, royalties
  and research contracts ...........................             1.7              0.2              9.1              7.4
                                                         -----------      -----------      -----------      -----------

         Total revenues ............................            22.5             18.3             66.4             60.1
                                                         -----------      -----------      -----------      -----------

Costs and expenses:
Cost of goods sold .................................             6.1              5.5             17.1             15.6
Research and development expenses ..................             2.3              2.4              7.6              6.6
Selling, general and administrative expenses .......             6.1              4.8             20.8             13.3
                                                         -----------      -----------      -----------      -----------

         Total costs and expenses ..................            14.5             12.7             45.5             35.5
                                                         -----------      -----------      -----------      -----------

Income from operations .............................             8.0              5.6             20.9             24.6

Interest expense ...................................            (0.2)            (0.3)            (0.7)            (1.2)
Interest and miscellaneous income ..................             1.0              0.5              2.3              1.1
                                                         -----------      -----------      -----------      -----------

Income before taxes ................................             8.8              5.8             22.5             24.5

Provision for income taxes .........................             3.7              2.5              9.2             10.2
                                                         -----------      -----------      -----------      -----------

Net income .........................................     $       5.1      $       3.3      $      13.3      $      14.3
                                                         ===========      ===========      ===========      ===========


Net income per share:
     Basic .........................................     $      0.22      $      0.14      $      0.57      $      0.63
                                                         ===========      ===========      ===========      ===========
     Weighted average shares outstanding ...........      23,522,716       22,977,604       23,401,104       22,901,096
                                                         ===========      ===========      ===========      ===========

     Diluted .......................................     $      0.21      $      0.14      $      0.55      $      0.59
                                                         ===========      ===========      ===========      ===========
     Weighted average shares outstanding ...........      24,470,059       24,211,895       24,394,914       24,387,890
                                                         ===========      ===========      ===========      ===========

                     The accompanying notes are an integral
            part of the condensed consolidated financial statements.

                        BIOMATRIX, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                  (in millions)

                                                                              Nine Months Ended
                                                                                 September 30,
                                                                          --------------------------

                                                                             2000               1999
                                                                             ----               ----
Cash flows from operating activities:
     Net income .....................................................     $  13.3            $  14.3
     Adjustments to reconcile net income to net cash
       provided by operating activities:
       Depreciation and amortization ................................         3.0                2.6
       Stock option compensation ....................................         0.1             --
     Change in assets and liabilities:
       Accounts receivable ..........................................        (2.5)              (3.4)
       Inventory ....................................................          .3               (1.4)
       License fees receivable, prepaid expenses
        and other current assets ....................................        (2.6)               7.0
       Other assets .................................................        (0.8)               0.6
       Accounts payable and accrued expenses ........................         1.1                4.2
                                                                          -------            -------

              Net cash provided by operating activities .............        11.9               23.9
                                                                          -------            -------

Cash flows from investing activities:
     Capital expenditures ...........................................        (1.2)              (8.4)
                                                                          -------            -------

              Net cash used for investing activities ................        (1.2)              (8.4)
                                                                          -------            -------

Cash flows from financing activities:
     Payments of notes payable ......................................        (0.5)              (5.1)
     Stock options exercised ........................................         1.9                0.8
                                                                          -------            -------

              Net cash provided by (used for) financing activities ..         1.4               (4.3)
                                                                          -------            -------

Effect of exchange rate changes on cash .............................        (0.4)               0.0
                                                                                             -------

Net increase in cash and cash equivalents ...........................        11.7               11.2
Cash and cash equivalents at beginning of period ....................        35.0               16.5
                                                                          -------            -------
Cash and cash equivalents at end of period ..........................     $  46.7            $  27.7
                                                                          =======            =======


Non-cash financing activities:
     Sale of common stock financed with notes receivable ............     $--                $   2.6


                     The accompanying notes are an integral
part of the condensed consolidated financial statements.

                        BIOMATRIX, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1 - BASIS OF PRESENTATION

         The condensed consolidated financial statements at September 30, 2000 and December 31, 1999 and for the three and nine months ended September 30, 2000 and 1999 are unaudited, but include all adjustments which the Company considers necessary for a fair presentation of the financial position at such dates and the operating results and cash flows for those periods. These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1999, which were included as part of the Company's Form 10-K, as amended and filed with the Securities and Exchange Commission. Results for interim periods are not necessarily indicative of results for the entire year.

NOTE 2 - INVENTORIES

         Inventories at September 30, 2000 and December 31, 1999 consisted of (in millions):


                                                 September 30,    December 31,
                                                     2000            1999
                                                     ----            ----
         Raw Materials......................         $1.1            $0.6
         Work-in-Process....................          6.0             7.2
         Finished Goods.....................          1.1             0.7
                                                     ----            ----
                                                     $8.2            $8.5
                                                     ====            ====


NOTE 3 - NOTES RECEIVABLE - RELATED PARTIES

         Notes receivable - related parties relates to the acquisition of common stock of the Company at fair market value by certain officers and directors of the Company pursuant to the Company's 1997 Restricted Stock Plan. The notes are with full recourse and are payable with simple interest upon maturity. The balance of the notes, including accrued interest, at September 30, 2000 and December 31, 1999 was $14.7 million and $14.0 million, respectively. The notes mature over a range of dates from May 2007 to September 2009.

NOTE 4 - CONVERTIBLE DEBT

         In May 1998, the Company issued $15.0 million of subordinated convertible debt to a third party. The debt has a five-year term and a coupon rate of 6.9% with interest payable on a semi-annual basis. The debt contains a conversion feature that allows the third party to convert the debt into common shares at $20 per share. In addition, the Company can call the debt at par after three years or after two years if certain conditions are satisfied. During the fourth quarter of 1999, the debt holder converted one-third, or $5.0 million, of the debt into 250,000 shares of common stock. Therefore at December 31, 1999 and September 30, 2000, there was $10.0 million of convertible debt outstanding.

                        BIOMATRIX, INC. AND SUBSIDIARIES

                                   (unaudited)

NOTE 5 - COMPREHENSIVE INCOME

         Components of comprehensive income are net income and all other non-owner changes in equity, such as the change in the cumulative translation adjustment. The following table shows comprehensive income for the three and nine months ended September 30, 2000 and 1999 (in millions):

                                                               Three months ended           Nine months ended
                                                                  September 30,                September 30,
                                                                2000          1999          2000         1999
                                                                ----          ----          ----         ----
     Net income......................................          $ 5.1         $ 3.3         $13.3        $14.3
     Change in cumulative translation adjustment.....           (0.3)         (0.1)         (0.4)         0.4
                                                               -----         -----         -----        -----
     Comprehensive income............................          $ 4.8         $ 3.2         $12.9        $14.7
                                                               =====         =====         =====        =====



NOTE 6 - NET INCOME PER COMMON SHARE

         Basic net income per share is computed by dividing net income by the weighted-average common shares outstanding for the period. Diluted net income per share is reflective of all common stock equivalents. The Company has convertible debt which was convertible into 500,000 and 750,000 shares of common stock at September 30, 2000 and 1999, respectively (see Note 4). This instrument has not been included in diluted earnings per share for all periods presented because its effect would be anti-dilutive. A reconciliation of weighted-average shares outstanding from basic to diluted for the three and nine months ended September 30, 2000 and 1999 is as follows:

                                                                    Three months ended             Nine months ended
                                                                      September 30,                  September 30,
                                                                        2000          1999            2000           1999
                                                                        ----          ----            ----           ----
     Weighted-average shares outstanding - Basic ..........       23,522,716    22,977,604      23,401,104     22,901,096
     Dilutive effect of stock options......................          947,343     1,234,291         993,810      1,486,794
                                                                  ----------    ----------      ----------     ----------
     Weighted-average shares outstanding - Diluted.........       24,470,059    24,211,895      24,394,914     24,387,890
                                                                  ==========    ==========      ==========     ==========

                        BIOMATRIX, INC. AND SUBSIDIARIES

                                   (unaudited)

NOTE 7 - SEGMENT DATA

         The following data is utilized by the Company's Executive Committee (the chief operating decision makers) when analyzing the performance of the Company. Given the importance of revenue growth and product launches, the Company analyzes its revenues by product line and sales destination. The Company does not allocate its assets to the various product lines, but does analyze its assets on a geographic basis. The following table presents the segment data for the three and nine months ended September 30, 2000 and 1999 (in millions):

                                                                       Three months ended             Nine months ended
                                                                          September 30,                 September 30,
                                                                        2000           1999           2000           1999
                                                                        ----           ----           ----           ----
     Net product sales:
         Synvisc(R):
              United States ...............................            $16.7          $13.4          $44.3          $39.3
              Rest of the world ...........................              3.2            3.8           10.6           10.8
         All other products ...............................              0.9            0.9            2.4            2.6
                                                                       -----          -----          -----          -----
         Total product sales ..............................            $20.8          $18.1          $57.3          $52.7
                                                                       =====          =====          =====          =====

                                                                         September 30,    December 31,
                                                                             2000            1999
                                                                             ----            ----
     Identifiable assets (in millions):
         United States.................................................    $100.9           $89.8
         Rest of the world.............................................      12.9             9.2
                                                                           ------           -----
         Total assets..................................................    $113.8           $99.0
                                                                           ======           =====


NOTE 8 - LITIGATION

         In October 1996, Michael Jarcho filed suit against Biomatrix in the United States District Court for the Southern District of California seeking to recover damages and declaratory judgment for our alleged breach of Jarcho's consulting agreement with Biomatrix, dated December 2, 1988. The agreement provides that Biomatrix is to pay royalties to Jarcho for products that result from his consultancy. Jarcho contends that Hylaform(R) resulted from his consultancy and seeks a royalty on the Company's past and future net sales of Hylaform as well as punitive damages and recovery of attorney fees. The royalty Jarcho alleges he is entitled to would have totaled $ 0.5 million through September 30, 2000. The Company disagrees with Jarcho's claims and does not believe that Jarcho is owed any royalties on Hylaform sales. On January 10, 1997, the court dismissed Jarcho's case on the grounds that the agreement requires such disputes to be brought exclusively in New Jersey state court. Jarcho moved for a partial reconsideration of the decision, which the Company opposed, and his motion was denied. On June 16, 1997, Jarcho filed suit in New Jersey state court. A tentative trial date has been set for January 2001. The Company has been defending this matter vigorously. In accordance with the Company's policy on contingencies, a provision has been made in the accompanying consolidated financial statements for estimated legal fees expected to be incurred in defending the matter vigorously. The Company is presently unable to predict the ultimate outcome of this matter or whether it would have a material impact on the results of operations, financial position or cash flows of Biomatrix. The Company has not made any provisions for any liability that might result from the claims made by Jarcho.

                        BIOMATRIX, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 8 - LITIGATION (CONTINUED)

         On July 21, and August 7, 15, and 30, 2000, class action lawsuits requesting unspecified damages were filed in the United States District Court for the District of New Jersey against Biomatrix and two of its officers and directors, Endre A. Balazs and Rory B. Riggs. In these actions, the plaintiffs seek to certify a class of all persons or entities who purchased or otherwise acquired Biomatrix common stock during the period between July 20, 1999 and April 25, 2000. The plaintiffs allege, amongst other things, that the defendants failed to accurately disclose information related to Biomatrix's product Synvisc during the period between July 20, 1999 and April 25, 2000, and assert causes of action under the Securities Exchange Act of 1934 and Rule 10b-5 promulgated under that Act. We disagree with these claims and believe that information related to Synvisc was properly disclosed. Biomatrix intends to defend these actions vigorously. In accordance with the Company's policy on contingencies, a provision has been made in the accompanying consolidated financial statements for estimated legal fees expected to be incurred in defending the matter vigorously. Under the certificate of incorporation of Biomatrix, officers and directors of Biomatrix are entitled to indemnification for such claims from Biomatrix to the full extent permitted by Delaware law. The Company is presently unable to predict the ultimate outcome of these cases or whether they would have a material impact on the results of operations, financial position or cash flows of Biomatrix. We have not made any provisions for any liability that might result from these claims.

NOTE 9 - IMPACT OF THE ADOPTION OF RECENTLY ISSUED ACCOUNTING STANDARDS

         In December 1999, the staff of the Securities and Exchange Commission
(SEC) issued Staff Accounting Bulletin No. 101, Revenue Recognition, which was most recently amended by SAB 101B on June 26, 2000 to delay the implementation date until no later than the fourth fiscal quarter for fiscal years beginning after December 15, 1999. To the extent the guidance in SAB 101 differs from the generally accepted accounting principles previously utilized by an SEC registrant, SAB 101 indicates that the SEC staff will not object to reporting the cumulative effect of a change in accounting principle.

         In consideration of SAB 101 and the guidance contained therein, we are re-examining all elements and provisions of our contracts, specifically non-refundable license fees and milestones, to determine the impact of SAB 101 on our policy of recording revenue. Based on our most recent analysis and our understanding of the requirements, we have revised our previous estimates and currently anticipate that the implementation of SAB 101 will result in a cumulative effect adjustment for a change in accounting principle. The total cumulative effect of the non-cash, after-tax charge is currently estimated to be approximately $2.2 million. Such amount would be recorded as deferred revenue and recognized as revenue in future periods. We will continue to assess the impact of SAB 101 as additional guidance and interpretations evolve over the remainder of the year. We intend to implement changes resulting from SAB 101 in the fourth quarter of 2000.

                        BIOMATRIX, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 10 - PROPOSED MERGER

         On March 6, 2000, Genzyme Corporation ("Genzyme"), a Massachusetts corporation, Seagull Merger Corporation, a Massachusetts corporation and wholly-owned subsidiary of Genzyme ("Merger Sub"), and Biomatrix entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the parties will effect a business combination through a merger of Biomatrix with and into Merger Sub (the "Merger"). In connection with the Merger, Genzyme will form a new division, the Genzyme Biosurgery division, and will create a new series of common stock designated as "GZBX division Common Stock," $0.01 par value per share ("GZBX Stock"), which will be issued to the holders of Biomatrix common stock, $.0001 par value per share ("Biomatrix Common Stock"), in the Merger. The currently proposed terms of the GZBX Stock are set forth as an exhibit to the Merger Agreement. In connection with the Merger, Genzyme's Tissue Repair Division and Surgical Products Division will become part of the Genzyme Biosurgery division and the Genzyme Tissue Repair Common Stock ("GTR Stock") series and Genzyme Surgical Products Common Stock ("GSP Stock") series will be exchanged for GZBX Stock (the "Genzyme Reorganization"). The transaction, which will be accounted for using the purchase method of accounting, is expected to close in the fourth quarter of 2000.

         Under the terms of the Merger Agreement, each outstanding share of Biomatrix Common Stock will be converted, at the option of the holder, into either (i) $37.00 in cash, (ii) one share of GZBX Stock or (iii) a fixed combination of cash and GZBX Stock (the "Merger Consideration"). Under the Merger Agreement, notwithstanding elections made by Biomatrix shareholders, 28.38% of the shares of Biomatrix Common Stock outstanding at the effective time of the Merger will be exchanged for cash and the remaining 71.62% of the shares of Biomatrix Common Stock outstanding at the time of the Merger will be converted into shares of GZBX Stock at a conversion rate of one share of GZBX Stock for each share of Biomatrix Common Stock. Based on the cash election price and the number of shares of Biomatrix Common Stock outstanding, Biomatrix expects that the cash portion of the transaction will be approximately $245 million. However, the number of shares of Biomatrix Common Stock to be converted to cash in the Merger is subject to downward adjustment if there are Biomatrix shareholders exercising their dissenter's rights or if the value of the GZBX Stock to be issued in the Merger on the effective date of the Merger is less than 45% of the total Merger Consideration in order to preserve the status of the Merger as a tax-free reorganization.

         Under the terms of the Merger Agreement, each outstanding share of GSP Stock will convert into 0.6060 shares of GZBX Stock and each share of GTR Stock will convert into 0.3352 shares of GZBX Stock. Based on the number of common shares outstanding for each entity at the time when the registration statement on Form S-4 was filed by Genzyme Corporation, the Genzyme Biosurgery division is expected to have approximately 35.4 million shares outstanding.

         Consummation of the Merger is subject to the adoption of the Agreement and Plan of Merger by the Biomatrix stockholders, the approval of the issuance of GZBX Stock in the Merger and the necessary amendments of Genzyme's charter by the Genzyme stockholders, including the approval of the exchange of GSP Stock for GZBX Stock by GSP stockholders and the exchange of GTR Stock for GZBX Stock by GTR stockholders and certain other customary closing conditions. The Biomatrix stockholders' meeting is scheduled for December 7, 2000 and the Genzyme stockholders' meeting is scheduled for December 15, 2000.

         Certain officers of Biomatrix holding an aggregate of approximately 36.2% of the outstanding shares of Biomatrix Common Stock have agreed to vote their shares of Biomatrix Common Stock in favor of the Merger until the earlier to occur of the completion of the Merger or 5 days after the termination of the Merger Agreement. In addition, as a condition to Genzyme's entering into the Merger Agreement, Biomatrix has granted Genzyme an option to purchase 4.6 million shares of Biomatrix Common Stock at a price of $30 per share. The option may only be exercised by Genzyme upon the termination of the Merger Agreement resulting from our shareholders' voting against the merger or our entering into an alternative transaction that is recommended by our Board.

                        BIOMATRIX, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 10- PROPOSED MERGER (CONTINUED)

         Under the terms of the Merger agreement and prior to the closing of the Merger, Biomatrix expects to modify the stock option awards of one executive and two non-employee directors to immediately accelerate any unvested options upon the closing of the Merger. In addition, the Company expects to modify the option plan to provide that if any employee's employment is terminated within one year following the Merger other than (i) by the Company for cause (as defined in the Biomatrix Separation Pay Plan), (ii) by reason of death or (iii) by the employee without Good Reason (as defined in the Biomatrix Separation Pay Plan), all unvested options will immediately vest and become exercisable as of the date of termination.

         The Company expects that the aforementioned modifications will be made upon stockholder and board approvals and concurrent with the closing of the Merger which is anticipated to occur in the fourth quarter of fiscal 2000. At the time that the options and option plan are modified, Biomatrix will measure any compensation expense based on the stock price at the date that the modifications are made. The Company will record compensation expense in its financial statements with respect to the immediate acceleration of the options of the executive and non-employee directors at the modification date. The Company will record additional compensation expense for any unvested options that will accelerate at the date on which an employee is terminated. The amount of the compensation expense is based on the stock price at the date of modification and the unvested shares subject to acceleration.



                                       14